Exhibit 10.1

Outsourcing Agreement

Between:

●	ASC Certified Labor and Social Insurance Consultant Corporation (hereinafter referred to as “Party A”)

●	Robot Consulting Co., ltd. (hereinafter referred to as “Party B”)

Both parties agree to enter into the following outsourcing agreement (hereinafter referred to as “this Agreement”) regarding the consignment of business.

Article 1 (Purpose)

Party A commissions Party B to undertake Party A’s sales activities (hereinafter referred to as “the Work”), and Party B accepts this commission.

Article 2 (Scope of Work)

1.	Party B shall closely coordinate with Party A, comply with each provision of this Agreement, laws, regulations, and notices, and perform the Work with the care of a good manager.

2.	Party B guarantees that neither it nor its officers and employees are involved with organized crime groups, organized crime group members, quasi-members of organized crime groups, companies affiliated with organized crime groups, corporate extortionists, or other anti-social forces (hereinafter collectively referred to as “Anti-Social Forces”).

3.	Party A may provide necessary instructions to Party B regarding the performance of the Work, and Party B shall comply with these instructions.

Article 3 (Fees and Payment Method)

1.	Party A shall pay Party B 800,000 yen (excluding tax) per month for each employee engaged in the Work.

2.	Upon receiving an invoice for the fees specified in the preceding paragraph, Party A shall pay the fees by transferring the amount to the bank account designated by Party B within three months from the date of the invoice.

Article 4 (Termination)

1.	Party A may immediately terminate this Agreement without prior notice if Party B falls under any of the following categories:

(1)	If Party B violates this Agreement.

(2)	If Party B files for or is subject to bankruptcy, civil rehabilitation, or corporate reorganization proceedings.

(3)	If Party B is subject to compulsory execution, such as seizure, provisional seizure, or provisional disposition.

(4)	If Party B engages in activities listed in Article 2, Paragraph 2, related to the unauthorized provision of services listed in Article 2, Paragraph 2, Items 1 and 2 of the Certified Labor and Social Security Consultant Act.

2. Party B may immediately terminate this Agreement without prior notice if Party A falls under any of the following categories:

(1)	If Party A delays the payment of the fees specified in Article 3.

(2)	If Party A files for or is subject to bankruptcy, civil rehabilitation, or corporate reorganization proceedings.

Article 5 (Prohibited Matters)

1.	Party A and Party B shall not assign, transfer, or pledge any or all of the rights and obligations under this Agreement to third parties without the prior written consent of the other party.

2.	Party B shall not use titles or names similar to “Certified Labor and Social Security Consultant” or “Certified Labor and Social Security Consultant Corporation.”

Article 6 (Compensation for Damages)

If Party A or Party B violates this Agreement or other laws and regulations and causes damage to the other party, they shall compensate the other party for the damages.

Article 7 (Effective Period)

This Agreement shall be effective from November 1, 2022, for one month. However, if neither party provides written notice of termination to the other party at least two weeks before the expiration date, this Agreement shall be automatically extended for another month, and the same shall apply thereafter.

Article 8 (Confidentiality)

Party A and Party B shall not disclose or leak any technical, business, or other information obtained during the performance of this Agreement to third parties without the prior written consent of the other party and shall only use such information for the purpose of performing this Agreement. This provision shall remain in effect even after the termination of this Agreement. Additionally, the parties shall comply with the contents of a separate confidentiality agreement if one is concluded.

Article 9 (Matters for Consultation)

Any matters not specified in this Agreement or any doubts arising from the interpretation of this Agreement shall be resolved through mutual consultation between Party A and Party B in accordance with the law.

Article 10 (Governing Law and Jurisdiction)

Party A and Party B agree that any disputes arising from this Agreement shall be subject to the exclusive jurisdiction of the Tokyo Summary Court or the Tokyo District Court as the court of first instance.

In witness whereof, this Agreement is executed in duplicate, with each party retaining one copy.

Date: October 25, 2022

Party A: ASC Certified Labor and Social Insurance Consultant Corporation

Address: Mitsuwa Mita Building 6F, 5-1-13 Shiba, Minato-ku, Tokyo

Representative: Representative Daisuke Kubo (Seal)

Party B: Robot Consulting Address Co., Ltd.

Address: Wind Shinkawa Building 3F, 1-7-3 Shinkawa, Chuo-ku, Tokyo

Representative: Representative Director Akihito Usui (Seal)